Exhibit (a)(5)(iii)

March 2, 2020

To All Persons Concerned

Name of Company Listed:	Kyocera Corporation

Name of Representative:	Hideo Tanimoto, President and Director
(Code number: 6971, The First Section of the Tokyo Stock Exchange)

Person for Inquiry:	Shoichi Aoki Director, Managing Executive Officer and General Manager of Corporate Management Control Group (Tel: +81-75-604-3500)

Kyocera Commences Tender Offer to Acquire All Outstanding Shares of AVX

Not Owned by Kyocera

On March 2, 2020 (EST), Kyocera Corporation (“Kyocera”) commenced an all-cash tender offer (the “Tender Offer”) pursuant to which it has offered to purchase all the outstanding shares of common stock of AVX Corporation (“AVX”) not owned by Kyocera for $21.75 per share via Arch Merger Sub Inc. (the “Offeror”), a wholly owned subsidiary of Kyocera formed for the purpose of implementing the Tender Offer. The Tender Offer will expire one minute following 11:59 p.m. (12:00 midnight) on March 27, 2020 (EST), unless the offer is terminated earlier or the offer period is extended.

Kyocera is conducting the Tender Offer pursuant to the Agreement and Plan of Merger concerning the transaction dated February 21, 2020, among Kyocera, the Offeror and AVX and an Offer to Purchase dated March 2, 2020 and related Letter of Transmittal and Notice of Guaranteed Delivery. Promptly following the consummation of the Tender Offer, the Offeror will merge with and into AVX, with AVX as the surviving company in the merger, and AVX will become a wholly owned subsidiary of Kyocera.

Forward-Looking Statements

This communication contains forward-looking statements, including statements regarding the potential consummation of an acquisition, which involve a number of risks and uncertainties, including the satisfaction of closing conditions for the acquisition; the possibility that the transaction will not be completed; and the impact of general economic, industry, market or political conditions. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe” and other similar expressions (or the negative of such terms) are intended to identify forward-looking statements. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results and the timing of events may differ materially from the results and/or timing discussed in the forward-looking statements, and readers are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date of this communication, and Kyocera does not undertake any obligation to update any forward-looking statement except as required by law.

Additional Information and Where to Find It

This announcement is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities, nor is it a substitute for the tender offer materials that were filed with the U.S. Securities and Exchange Commission (the “SEC”) when the tender offer was commenced. Kyocera and the Offeror have filed a combined tender offer statement on Schedule TO and Schedule 13E-3 and thereafter AVX filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 CONTAIN IMPORTANT INFORMATION. AVX STOCKHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF AVX SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, are available for free on the SEC’s website at www.sec.gov. Copies of any documents filed with the SEC by Kyocera will be available free of charge on Kyocera’s internet website at https://global.kyocera.com. Copies of any documents filed with the SEC by AVX will be available free of charge on AVX’s internet website at http://www.avx.com or by contacting AVX’s Investor Relations Department at +1-864-967-9351 or investor.relations@avx.com.

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